Deed of Release

Dated : March 31, 2005

Laurus Master Fund, Ltd. (the Lender) Inyx Pharma Limited (Inyx Pharma) Inyx, Inc. (Inyx)

Contents

1	Definitions	1

2	Release	1

3	Governing law	2

Deed of release

Dated

By

(1)
Laurus Master Fund, Ltd, a company incorporated in the Cayman Islands of c/o Ironshore Corporate Services Limited, PO BOX 1234, GT, Queensgate House, South Church Street, Grand Cayman, Cayman Islands (the Lender)

in favour of

(2)	Inyx Pharma Limited registered in England and Wales with number 04573515 having its registered office at Innovation House, 6 Seymour Court, Runcorn, Cheshire, WA7 1SY (Inyx Pharma); and

(3)	Inyx, Inc. a company incorporated in Nevada, United States of America having its registered office at 9th Floor, 801 Brickell Avenue, Miami, Florida 33131 (Inyx).

This deed witnesses

1	Definitions

In this Deed the following definitions apply:

Charged Assets means all of the property, rights, title, interests and other assets charged to the Lender pursuant to the Debenture and the Share Charge;

Debenture means a debenture dated 30 October 2003 between Inyx Pharma and the Lender as supplemented by a Supplemental Deed of Security dated 29 December 2003 between Inyx Pharma and the Lender;

Encumbrance means any mortgage, charge, assignment by way of security, pledge, hypothecation, lien, right of set-off, retention of title provision, trust or flawed asset arrangement (for the purpose of, or which has the effect of, granting security) or any other security interest of any kind whatsoever, or any agreement, whether conditional or otherwise, to create any of the same.

Share Charge means a share charge dated 29 October 2003 between Inyx and the Lender.

2	Release

The Lender irrevocably and unconditionally:

(a) releases the Charged Assets from all Encumbrances created by the Debenture;

(b) releases the Charged Assets from all Encumbrances created by the Share Charge;

(c) re-assigns to Inyx Pharma and Inyx absolutely all or any part of the Charged Assets which have been assigned to the Lender;

(d) releases and discharges Inyx Pharma from all obligations and liabilities under the Debenture; and

	(e)	releases and discharges Inyx from all obligations and liabilities under the Share Charge.

3	Further Assurance

The Lender shall, and shall use all reasonable endeavours to procure that third parties shall, execute and sign such documents and do such acts and things as either Inyx or Inyx Pharma shall reasonably request (and at their respective cost) in order to carry out the intended purpose of this Deed or to establish, perfect, preserve or enforce that other party's rights under this Deed.

4	Governing law

	4.1	This Deed shall be governed by and construed in accordance with English law.

	4.2	The parties intend that this Deed take effect as a deed notwithstanding that it may be executed under hand only.

Executed as a Deed and delivered on the date appearing at the beginning of this Deed.

Signatories

Executed as a deed by Laurus Master Fund, Ltd acting by two of its authorised signatories
	By:	/s/ Eugene Grin
Eugene Grin
Director

By:	/s/ David Grin
David Grin
Director

Executed as a deed by Inyx Pharma Limited acting by two of its directors or one director and its secretary
	By:	/s/ Jack Kachkar
Authorized Representative

By:	/s/ Rima Goldshmidt
Authorized Representative

Executed as a deed by Inyx, Inc.

By:	/s/ Jack Kachkar
Jack Kachkar
Chairman of the Board And Chief Executive Officer